Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283519

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 11, 2024)

Priority Technology Holdings, Inc.

Shares of Common Stock from Selling Stockholders

This prospectus supplement relates to the shares of common stock of Priority Technology Holdings, Inc. being sold by the selling stockholders identified in this prospectus supplement. The selling stockholders are selling      shares of our common stock, par value $0.001. We will not receive any of the proceeds from the sale of the shares of our common stock being sold by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PRTH.” On January 14, 2025, the last sale price of our shares as reported on the Nasdaq Capital Market was $9.57 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement, including our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, to read about risks that you should consider before purchasing our common stock.

	Per Share	Total (1)
Public offering price	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds to the selling stockholders, before expenses	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of common stock.
(2)	See “Underwriting” beginning on page S-19 of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters may also exercise their option to purchase up to an additional        shares from certain selling stockholders, at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement. See “Underwriting—Priority; Option to Purchase Additional Shares” for additional information regarding the underwriters’ option to purchase additional shares. We will not receive any of the proceeds from the sale of common stock pursuant to the exercise of the underwriters’ option to purchase additional common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the common stock is expected to be made on or about            , 2025.

Lead Book-Running Managers
Keefe, Bruyette & Woods	TD Cowen
A Stifel Company

Book-Running Manager
B. Riley Securities

Co-Managers
A.G.P.		Lake Street

Prospectus Supplement dated             , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated December 11, 2024 are part of a registration statement (File No. 333-283519) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We provide information to you about this offering of shares of our common stock in two separate parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated December 11, 2024, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained in this prospectus supplement and the accompanying prospectus and the documents and the information incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized, and the underwriters and the selling stockholders have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of shares of our common stock. You should read each of this prospectus supplement and the accompanying prospectus together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated By Reference.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Priority,” “we,” “our,” “us” or like terms refer to Priority Technology Holdings, Inc. and its subsidiaries and predecessors.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus supplement constitute forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	negative economic and political conditions that adversely affect the general economy, consumer confidence and consumer and commercial spending habits, which may, among other things, negatively impact our business, financial condition and results of operations;

•	competition in the payment processing industry;

•	the use of distribution partners;

•	any unauthorized disclosures of merchant or cardholder data, whether through breach of our computer systems, computer viruses or otherwise;

•	any breakdowns in our processing systems;

•	government regulation, including regulation of consumer information;

•	the use of third-party vendors;

•	any changes in card association and debit network fees or products;

•	any failure to comply with the rules established by payment networks or standards established by third-party processors;

•	any proposed acquisitions or dispositions or any risks associated with completed acquisitions or dispositions; and

•	other risks and uncertainties set forth in the “Item 1A - Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement.

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

S-iv

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” of this prospectus supplement and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Our Business

We are a leading solutions provider in the electronic payments and banking as a service (“BaaS”) industry, serving over 1.1 million active customers across small and medium businesses (“SMBs”), business-to-business (“B2B”), and enterprise channels. We process approximately $127 billion in annual payments volume through our platforms and administrate over $1.1 billion in deposits. Our products and platforms enable our customers to efficiently manage their financial operations, including collecting, storing, lending, and sending money. Notably, we offer merchant acquiring, accounts payable (“AP”) payment applications and the Priority Passport financial tools, which optimize cash flow and maximize working capital for our customers. Established in 2005, we have grown to become the 6th largest non-bank merchant acquirer in the U.S. by volume, as reported by the Nilson Report in March 2024.

Priority’s solutions are delivered via internally developed payment applications and services to customers in the following business segments:

•	SMB Acquiring Solutions: Provides full-service acquiring and payment-enabled solutions for B2C transactions, leveraging Priority’s proprietary software platform, distributed through ISO, direct sales and vertically focused Independent Software Vendors (“ISV”) channels.

•	B2B Payables: Provides market-leading AP automation solutions to corporations, software partners and industry leading financial institutions (including Citibank and Mastercard).

•	Enterprise Payments and BaaS: Provides embedded finance and BaaS solutions to customers to modernize legacy platforms and accelerate software partners’ strategies to monetize payments.

We provide end-to-end operational support, including automated risk management, underwriting, and compliance. Our MX product suite offers technology-enabled payment acceptance and business management capabilities, enhancing merchant and reseller operations through efficient and effective proprietary applications. Additionally, our CPX platform provides automated AP solutions, integrating seamlessly with buyer payment instructions and allowing our customers to offer a wide variety of payment methods. Our acquisition of Plastiq Inc. in 2023 has further strengthened our B2B payments capabilities, offering innovative solutions like Plastiq Pay and Plastiq Accept. Our Enterprise Payments segment provides embedded finance and BaaS solutions to customers that modernize legacy platforms and accelerate modern software partners looking to monetize payment components. Our revenue is primarily generated from payment processing transactions, supported by multi-year merchant contracts.

Recent Developments

Estimated Preliminary Results for the Three Months Ended December 31, 2024

Set forth below are ranges of our estimated and unaudited preliminary financial results and other information for the three months ended December 31, 2024. These ranges are based on the information currently available to us and are subject to the completion of our financial closing procedures. We have provided estimated ranges, rather than specific amounts, because these results are preliminary and subject to change. Our financial closing procedures for the three months ended December 31, 2024 are not yet complete and, as a result, our actual results may vary from the estimated preliminary results presented here and will not be finalized until after the completion of this offering.

These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, you should not place undue reliance on these estimated preliminary financial results.

The preliminary financial results presented below have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, compiled, or performed agreed-upon procedures with respect to these estimated preliminary financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

The following are our estimated preliminary financial results and key operating metrics for the three months ended December 31, 2024:

($ in millions)	Three Months Ended December 31, 2024
	Range
	Low (Estimated)	High (Estimated)
Revenue	$225.2	$227.2
Adjusted Gross Profit(1)	82.7	86.5
Adjusted EBITDA(1)	49.7	54.1

(1)	See “Reconciliation of GAAP to Non-GAAP Financial Measures” below and the reconciliations of Adjusted Gross Profit and Adjusted EBITDA to their most comparable GAAP measures for additional information.

Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures that are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. Our management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Adjusted Gross Profit is calculated by subtracting cost of services (excluding depreciation and amortization) from revenue. Adjusted EBITDA is calculated as net income prior to interest expense, tax expense, depreciation and amortization expense, adjusted to add back certain non-cash charges and/or non-recurring charges deemed to not be part of normal operating expenses.

The reconciliation of our estimated Adjusted Gross Profit ranges for the three months ended December 31, 2024 to the most comparable GAAP measure is provided below:

($ in millions)	Three Months Ended December 31, 2024
	Range
	Low (Estimated)	High (Estimated)
Revenue	$225.2	$227.2
Cost of revenue (excluding depreciation and amortization)	(142.5)	(140.7)
Adjusted Gross Profit	82.7	86.5
Depreciation and amortization of revenue generating assets	(4.2)	(4.2)
Gross profit	$78.5	$82.3

The reconciliation of our estimated Adjusted EBITDA ranges for the three months ended December 31, 2024 to the most comparable GAAP measure is provided below:

($ in millions)	Three Months Ended December 31, 2024
	Range
	Low (Estimated)	High (Estimated)
Net Income	$6.6	$9.9
Interest expense	23.1	23.1
Income tax expense	2.0	3.9
Depreciation and amortization	14.0	14.0
EBITDA	45.7	50.9
Stock based compensation	2.8	2.0
Non-recurring items	1.2	1.2
Adjusted EBITDA	$49.7	$54.1

Corporate and Other Information

We are incorporated under the laws of the State of Delaware with our principal executive offices are located at 2001 Westside Parkway, Suite 155, Alpharetta, GA 30004. Our telephone number is (800) 935-5961 and our internet website address is www.prioritycommerce.com. Information on, or accessible through, our website is not incorporated by reference in this prospectus supplement, and you should not consider that information to be part of this prospectus supplement.

THE OFFERING

Issuer	Priority Technology Holdings, Inc.

Common stock offered by the selling stockholders	shares of common stock ( shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Common stock outstanding after this offering	shares of common stock ( shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Concurrent Warrant Exercise	Ares Management LLC, as indirect manager of funds and accounts holding warrants, has informed us that, in connection with, and immediately prior to the completion of, this offering, such funds and accounts will exercise warrants to purchase 1,803,841 shares of common stock, which shares (less the number of shares used to pay the cashless exercise price and any fractional shares) such funds and accounts will then sell, as selling stockholders, in this offering. See “Exercise of Warrants” herein for more information.

Option to purchase additional shares of common stock

The underwriters have a 30-day option to purchase up to an additional      shares of common stock from certain selling stockholders at the public offering price, less underwriting discounts and commissions. See “Underwriting—Priority; Option to Purchase Additional Shares” for additional information regarding the underwriters’ option to purchase additional shares.

Use of Proceeds	The selling stockholders will receive the net proceeds, after deducting underwriting discounts, from this offering. We will not receive any proceeds from this offering. See “Use of Proceeds” and “Selling Stockholders” herein for more information.

Transfer Agent	The transfer agent and registrar for our securities is Equiniti Trust Company, LLC, 48 Wall Street, Floor 23 New York, NY 10005.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-5 in this prospectus supplement, on page 6 in the accompanying prospectus and in the documents incorporated by reference herein.

Nasdaq Symbol	“PRTH.”

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on shares of common stock outstanding as of January 15, 2025 and excludes shares of common stock issuable upon vesting, settlement or exercise of any warrants (including the warrants held by certain funds and accounts indirectly managed or advised by Ares Management LLC) or equity awards and shares reserved for future issuance under any equity incentive plan or other stock plan or arrangement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the section titled “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free-writing prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934 (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement before acquiring any such securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus supplement. The trading price of our common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to this Offering and Ownership of our Common Stock

If the ownership of our common stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the closing of this offering, Thomas C. Priore will own approximately        % of our outstanding common stock, or       % if the underwriters’ option to purchase additional shares of common stock is exercised in full. As a result, Mr. Priore will own shares of common stock sufficient for majority votes over all matters requiring stockholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of ownership may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Mr. Priore may not always coincide with our interests or the interests of our other stockholders. This concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of us. Also, Mr. Priore may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our common stock could decline or stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of share ownership may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning stock in a company with significant stockholders.

As a controlled company, we are not subject to all of the corporate governance rules of Nasdaq.

We are considered a “controlled company” under the rules of Nasdaq. Controlled companies are exempt from Nasdaq corporate governance rules requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting Nasdaq requirements and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of Nasdaq. While we do not currently utilize all of these exemptions, these exemptions are available to us and, accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The market price and trading volume of our common stock has been and may continue to be volatile, and you may not be able to resell your shares of common stock at or above the public offering price.

The market price and trading volume of our common stock has been, and may continue to be, volatile and could continue to be subject to wide fluctuations We cannot assure that the market price of our common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, without limitation, the following:

•	variations in our quarterly or annual operating results;

•	changes in our earnings estimates (if provided) or differences between our actual financial and operating results and those expected by investors and analysts;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;

•	additions or departures of key management personnel;

•	any increased indebtedness we may incur in the future;

•	announcements by us or others and developments affecting us;

•	actions by institutional stockholders;

•	litigation and governmental investigations;

•	legislative or regulatory changes;

•	changes in market valuations of similar companies;

•	changes in accounting pronouncements;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments; and

•	general market, political and economic conditions, including local conditions in the markets in which we operate.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. The stock market in general has from time-to-time experienced extreme price and volume fluctuations, including recently. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets after this offering.

Sales of our common stock in the public market, either by us or by our current or future stockholders, or the perception that these sales could occur, could cause a decline in the market price of our securities. All of the shares of our common stock held by those of our current stockholders who have not entered into “lock-up agreements” with the underwriters may be immediately eligible for resale in the open market either in compliance with an exemption under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an effective resale registration statement that we have previously filed with the SEC. Such sales, along with any other market transactions, could adversely affect the market price of our common stock.

Although we, our executive officers and directors and the selling stockholders have entered into lock-up agreements containing certain restrictions on resale of any of our common stock owned by them for a period of 90 days after the date of this prospectus supplement, the market price of our common stock may decline significantly when such restrictions lapse or if the underwriters release all or any portion of the common stock subject to the foregoing lock-up agreements. A decline in the price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

If securities analysts or industry analysts downgrade our stock, publish negative research or reports, or cease to publish reports about our business, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business and our industry. We do not control these analysts. If one or more analysts adversely change their recommendation regarding our stock or our competitors’ stock, our stock price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. As a result, the market price for our common stock may decline below the offering price and you might not be able to resell your shares of our common stock at or above the offering price.

We do not anticipate paying any dividends on our common stock in the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock because we intend to use cash flow generated by operations to grow our business. We may also enter into other credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock. As a result, our stockholders may not receive any return on an investment in our common stock unless they sell our common stock for a price greater than that which they paid for it.

Delaware law and our organizational documents, as well as our existing and future debt agreements, may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, provisions of our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws may make it more difficult for, or prevent a third-party from, acquiring control of us without the approval of our board of directors. Among other things, these provisions:

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	delegate the sole power of a majority of the board of directors to fix the number of directors;

•	provide the power of our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	authorize the issuance of “blank check” preferred stock without any need for action by stockholders;

•	eliminate the ability of stockholders to call special meetings of stockholders;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and

•	provide that a 66 2/3% supermajority vote will be required, should certain stockholders’ voting power be below 40% in the aggregate, to amend or repeal provisions of our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws relating to, among other things, the classification of the board of directors, the filling of vacancies on the board of directors and the advance notice requirements for stockholder proposals and director nominations.

Under our Credit and Guaranty Agreement, dated as of May 16, 2024, among us, the loan parties named therein and Truist Bank, as amended by that certain Amendment No. 1 to the Credit and Guaranty Agreement, dated as of November 21, 2024, the occurrence of a change of control transaction could constitute an event of default permitting acceleration of the indebtedness, thereby impeding our ability to enter into certain transactions.

The foregoing factors could impede a merger, takeover, or other business combination, or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our common stock.

Our second amended and restated certificate of incorporation, as amended designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or other employees.

Our second amended and restated certificate of incorporation, as amended provides that, subject to certain exceptions, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or DGCL, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find this provision of our second amended and restated certificate of incorporation, as amended, inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Your percentage ownership in us may be diluted by future issuances of common stock, which could reduce your influence over matters on which stockholders vote.

We may issue stock options, restricted stock or other equity awards for compensation purposes in the future under our existing stock option plans or any future stock option plans that we may adopt. In addition to these options, we may raise additional capital from time to time in the future by issuing shares of our common stock or securities convertible into shares of our common stock. In addition, from time to time in the future we may issue shares of our common stock, preferred stock, or securities convertible into stock pursuant to additional registration statements or exemptions from registration under the Securities Act. If, and to the extent, any additional shares of our common stock are sold in the public market, our stockholders, including investors who purchase shares of our common stock in this offering, may experience dilution to their ownership interests in the Company. In addition, sales of substantial amounts of common stock from future issuances in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

We may issue preferred stock, the terms of which could adversely affect the voting power or value of our common stock.

Our second amended and restated certificate of incorporation, as amended, authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

Risks Related to Our Preliminary Financial Results

Our preliminary financial results represent management’s current estimates and are subject to change.

The preliminary financial information contained in “Prospectus Supplement Summary—Recent Developments” are only preliminary estimated ranges and are based on information available to management as of the date of this prospectus supplement and our actual results may vary from the estimated preliminary results. Our actual financial results as of, and for the three months ended, December 31, 2024 are subject to the completion of our financial statements as of such date, and for such period. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of, and for the three months ended, December 31, 2024 may vary from the preliminary financial results we have provided as a result of the completion of our final adjustments, review by our independent registered public accounting firm, Ernst & Young LLP, and other developments arising between now and the time that our financial results for such period are finalized, and you should not place undue reliance on these preliminary estimates. Ernst & Young LLP has not audited, reviewed, compiled, or performed agreed-upon procedures with respect to these estimated preliminary financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three months ended, December 31, 2024 will be included in our Annual Report on Form 10-K for the year ended December 31, 2024. See the other risks described in this section and the section titled “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report for the three months ended December 31, 2024.

USE OF PROCEEDS

All of the shares of our common stock offered hereby are being sold by the selling stockholders identified in this prospectus supplement. See “Selling Stockholders.” Accordingly, we will not receive any proceeds from the sale of shares by the selling stockholders, including from any exercise by the underwriters of the option to purchase additional shares of common stock.

EXERCISE OF WARRANTS

On April 27, 2021, we entered into a Purchase Agreement with funds and accounts indirectly managed or advised by Ares Management LLC (collectively, “Ares”), pursuant to which we issued to such funds and accounts warrants to purchase 1,803,841 shares of common stock, subject to adjustments as set forth in such warrants, at an exercise price per share of $0.001. Ares has informed us that, in connection with, and effective immediately prior to the completion of, this offering such funds and accounts will exercise these warrants to purchase 1,803,841 shares of common stock which shares (less the number of shares used to pay the cashless exercise price and any fractional shares) such funds and accounts will then sell, as selling stockholders, in this offering.

DIVIDEND POLICY

We have not declared, and currently do not plan to declare in the foreseeable future, dividends on our common stock. Instead, we anticipate that all of our earnings in the foreseeable future, if any, will be used for the operation and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon many factors, including our financial position, our results of operations, our liquidity, legal requirements, restrictions that may be imposed by the terms of current and future financing instruments and other factors deemed relevant by our board of directors.

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock by the selling stockholders, the number of shares of our common stock offered hereby by the selling stockholders and information with respect to stock to be beneficially owned by the selling stockholders after completion of this offering. Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. The number of shares of our common stock outstanding and percentages of beneficial ownership provided in the table below is based on the beneficial ownership as of January 14, 2025.

Name of Selling	Stock Beneficially Owned Prior to this Offering		Stock to be Sold in this Offering (Excluding the Full Exercise of Underwriters’ Option)	Stock Subject to Underwriters’ Option	Stock Beneficially Owned After this Offering (Assuming the Underwriters’ Option is Not Exercised)		Stock Beneficially Owned After this Offering (Assuming the Underwriters’ Option is Exercised in Full)
Stockholder(1)	Number	Percentage	Number	Number	Number	Percentage	Number	Percentage
Trident Finexera Holdings LP(2)	3,485,165	4.5%
John Priore(3)	8,769,005	11.3%
Funds or accounts indirectly managed or advised by Ares Management LLC(4)	1,803,841	2.3%
Thomas C. Priore(5)	46,819,486	60.7%
Ranjana Ram(6)	661,669	*
William Gahan	396,612	*

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the Selling Stockholders is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Suite 155, Alpharetta, GA 30004.

(2)	Trident Finxera Holdings LP, a Delaware limited partnership, is owned by certain funds managed by Stone Point Capital LLC. The address for Stone Point Capital LLC is 20 Horseneck Lane, Greenwich, CT 06830.

(3)	Currently serves as a director of the Company. Includes 4,697,431 shares of common stock held by AESV Creditcard Consulting, LLC.

(4)	The securities reported herein includes shares of common stock issuable upon exercise of warrants currently held of record by the following entities: (i) 12 shares issuable to Ares SDL Blocker Holdings LLC; (ii) 12 shares issuable to Ares Jasper Fund LLC; (iii) 12 shares issuable to Ares Direct Finance I LP; (iv) 361 shares issuable to Ares ND Credit Strategies Fund LLC; (v) 361 shares issuable to Ares SFERS Credit Strategies Fund LLC; (vi) 361 shares issuable to Chimney Tops Loan Fund, LLC; (vii) 12,254 shares issuable to Ares Centre Street Partnership, L.P.; (viii) 14,479 shares issuable to Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P.; (ix) 527,227 shares issuable to Ares PCS PF Equity Holdings LLC; (x) 527,226 shares issuable to Ares Capital Corporation; and (xi) 721,536 shares issuable to APF Holdings III, L.P. (collectively, the “Ares Holders”).

Ares Partners Holdco LLC (“Ares Partners”) is the sole member of each of Ares Voting LLC and Ares Management GP LLC, which are respectively the holders of the Class B and Class C common stock of Ares Management Corporation (“Ares Management”), which common stock allows them, collectively, to generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met.

Ares Management is the sole member of Ares Holdco LLC, which is the general partner of Ares Management Holdings L.P., which is the sole member of Ares Management LLC, which is: (v) the sole member of Ares Capital Management LLC, which is (1) the manager of Ares SDL Blocker Holdings LLC; (2) the manager of Private Credit Fund C-1 Holdco, LLC – Series 1, which is the manager of Ares Jasper Fund LLC; (3) the manager of each of Ares Direct Finance I LP, Ares ND Credit Strategies Fund LLC, Ares SFERS Credit Strategies Fund LLC and Chimney Tops Loan Fund, LLC; and (4) the manager of Ares PCS Holdings LLC, which is the sole member of Ares PCS PF Equity Holdings LLC (w) the general partner of Ares Centre Street Management, L.P., which is the manager of Ares Centre Street Partnership, L.P.; (x) the subadvisor, along with Ares Capital Management LLC, of SALI Fund Management, LLC, which is the manager of Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P.; (y) the sole member of Ares Alternative Credit Management LLC, which is the manager of APF Holdings III, L.P.; and (z) the sole member of Ares Capital Management LLC, which is the manager of Ares Capital Corporation. Each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by the Ares Holders, but each disclaims any such beneficial ownership of securities not held of record by them.

Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Board Members”). Mr. Ressler generally has veto authority over the Board Members’ decisions. Each of these individuals disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by Ares Partners.

The address for each of the entities and individuals named in this footnote is 1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067.

(5)	Currently serves as our Chairman and Chief Executive Officer.

(6)	Currently serves as our Chief Operating Officer.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Overview

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock to a non-U.S. holder that purchases shares of our common stock in this offering. For purposes of this summary, a “non-U.S. holder” means a beneficial owner of our common stock that is not a “U.S. person” or a partnership for U.S. federal income tax purposes. A U.S. person is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Department of the Treasury (the “Treasury”) regulations to be treated as a U.S. person for U.S. federal income tax purposes.

An individual may be treated as a resident instead of a nonresident of the United States in any calendar year for U.S. federal income tax purposes if the individual was present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending with that calendar year. For purposes of this calculation, all of the days present in the tested year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, then you should consult your own tax advisor.

This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax consequences described in this summary. We have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements and conclusions set forth in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not address federal taxes other than the U.S. federal income tax, or address state, local or non-U.S. tax considerations. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder, including the alternative minimum tax and the Medicare contribution tax on net investment income, and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations or tax-qualified retirement plans;

•	governmental organizations;

•	financial institutions;

•	brokers, dealers or traders in securities or currencies;

•	real estate investment trusts or regulated investment companies;

•	pension plans;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons subject to special tax accounting rules (including rules requiring recognition of gross income based on a taxpayer’s applicable financial statement);

•	certain U.S. expatriates or former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies; and

•	pass-through entities (or investors in such entities) that are subject to special treatment under the Code.

Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

This summary applies only to a non-U.S. holder that holds our common stock as a capital asset (within the meaning of Section 1221 of the Code).

If you are considering the purchase of our common stock, you should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under U.S. tax laws other than the federal income tax laws or under the laws of any other taxing jurisdiction.

Dividends

As discussed under the section entitled “Dividend Policy” above, we do not currently anticipate paying any dividends to holders of our common stock in the foreseeable future. If we make a distribution of cash or property (other than certain distributions of our common stock) with respect to our common stock (or complete a redemption that is treated as a distribution with respect to our common stock), such distribution will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of the gross amount of the dividends. However, dividends that are effectively connected with the conduct of a trade or business by you within the United States and, in cases in which certain tax treaties require, are attributable to a U.S. permanent establishment maintained by you, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements including delivery of a properly executed IRS Form W-8ECI must be satisfied for effectively connected income to be exempt from U.S. federal withholding tax. Any such effectively connected dividends received by a foreign corporation may also be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding applicable tax treaties that may provide for different rules. Any dividend will also be subject to the discussion below under the heading “Additional Withholding Tax.”

If the amount of a distribution paid on our common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share of common stock, and thereafter as capital gain from a sale or other taxable disposition of such share of common stock that is taxed to you as described below under the heading “Sale or Other Taxable Disposition of Common Stock.” Your adjusted tax basis in a share of our common stock is generally the purchase price of such share of common stock, reduced by the amount of any such tax-free returns of capital.

If you wish to claim the benefit of an applicable income tax treaty to avoid or reduce withholding of U.S. federal income tax on dividends, then you must provide the applicable withholding agent with a properly completed IRS Form-W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits.

If you are eligible for a reduced rate of U.S. federal income tax pursuant to an income tax treaty but do not timely furnish the required documentation, then you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and “Additional Withholding Tax,” you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock (other than a redemption that is treated as a distribution for U.S. federal income tax purposes and taxed as described above), unless:

•	the gain is effectively connected with a trade or business you conduct in the United States, and, in cases in which certain tax treaties require, is attributable to a U.S. permanent establishment maintained by you;

•	you are an individual present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and you have a “tax home” (as defined in the Code) in the United States; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period ending on the date of the sale or other taxable disposition of our common stock and (ii) your holding period for our common stock.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. If you are a foreign corporation described in the first bullet point above, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty, as adjusted for certain items. If you are an individual described in the second bullet point above, you will generally be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the disposition, which may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States) provided that you have timely filed U.S. federal income tax returns with respect to such losses, but may not be offset by any capital loss carryovers.

With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our global real property interests and other business assets, there can be no assurance that we are not a United States real property holding corporation and will not become one in the future. In the event we do become a United States real property holding corporation, as long as our common stock is regularly traded on an established securities market, gain on a sale or disposition of our common stock will generally be subject to taxation pursuant to the third bullet point above only if you actually or constructively held more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of the sale or disposition of our common stock or (ii) your holding period for our common stock. If gain on the sale or other taxable disposition of our common stock were subject to taxation under the third bullet point above, the purchaser may be required to withhold 15% of the proceeds payable to you and you would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a U.S. person.

You should consult your tax advisor regarding potentially applicable income tax treaties that provide for different rules.

Information Reporting and Backup Withholding Tax

Subject to the discussion below regarding “Additional Withholding Tax,” payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know you are a United States person and you certify your non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establish an exemption. However, we must report annually to the IRS and to you the amount of dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that you are a United States person, or you otherwise establish an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which you reside (or are established).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.

Additional Withholding Tax

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Withholding under FATCA therefore generally applies to payments of dividends on our common stock and to payments of gross proceeds from the sale or other disposition of such stock. The IRS, however, issued proposed Treasury regulations that eliminate FATCA withholding on payments and gross proceeds (but not dividends). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury regulations are issued. The FATCA withholding tax will apply to the applicable withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK (DIRECTLY OR THROUGH ENTITIES), INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING

We have entered into an underwriting agreement with the selling stockholders and Keefe, Bruyette & Woods, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters listed below (collectively, the “underwriters”), with respect to the shares of our common stock being offered pursuant to this prospectus supplement. Subject to certain conditions, the selling stockholders will agree to sell, and each underwriter will severally and not jointly agree to purchase, the number of shares of our common stock indicated in the following table:

Number of Shares
Keefe, Bruyette & Woods, Inc.
TD Securities (USA) LLC
B. Riley Securities, Inc.
Alliance Global Partners
Lake Street Capital Markets, LLC
Total

The underwriters are offering the shares of our common stock subject to a number of conditions, including receipt and acceptance of our common stock by the underwriters. The obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to these conditions. The underwriting agreement between us, the selling stockholders and the underwriters provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or this offering may be terminated.

In connection with this offering, the underwriters or securities dealers may distribute offering documents to investors electronically. See the section entitled “Electronic Distribution.”

Underwriting Discount

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $           per share from the public offering price. Any of these securities dealers may resell any shares of our common stock purchased from the underwriters to other brokers or dealers at a discount of up to $         per share from the public offering price. If all of the shares of our common stock are not sold at the public offering price, the representatives may change the offering price and the other selling terms. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters. The underwriters reserve the right to reject an order for the purchase of shares, in whole or in part.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to the selling stockholders per share of common stock. The underwriting fee is $         per share. The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share	No exercise of option to purchase additional shares	Full exercise of option to purchase additional shares
Per share		$	$
Total		$	$

We estimate the expenses of this offering, not including the underwriting discount, to be approximately $ , and such expenses are payable by us. We also have agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering.

Priority; Option to Purchase Additional Shares

The underwriters will purchase shares from the selling stockholders in the following order of priority: First, from Trident Finxera Holdings LP until it no longer owns any shares of common stock, then pro rata from the funds and accounts indirectly managed or advised by Ares Management LLC, until they no longer own any whole shares of common stock, then pro rata from the remaining selling stockholders.

The remaining selling stockholders have granted the underwriters an option to purchase up to            additional shares of our common stock, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, from time to time for a period of 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to the number of shares reflected next to such underwriter’s name in the table above relative to the total number of shares reflected in such table.

Lock-Up Agreements

We, our executive officers and directors and the selling stockholders (collectively, the “lock-up parties”) are entering into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the representatives and subject to certain exceptions:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for or repayable with our common stock, whether now owned or hereafter acquired or with respect to which the such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act;

•	enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of shares of our common stock or any securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are subject to customary exceptions and will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the representatives may, in their sole discretion, waive or release all or some of the securities from these lock-up agreements. If the representatives release any lock-up party beneficially owning at least 2% of our common stock from their lock-up agreement (in such capacity, the “released party”), then, subject to certain exceptions, each other lock-up party shall be automatically released from their respective lock-up agreements to the same extent (i.e. if a released party is released with respect to 15% of their total shares, each other lock-up party will be released with respect to 15% of their respective total shares).

These restrictions also apply to securities convertible into or exchangeable or exercisable for our common stock to the same extent as they apply to our common stock. They also apply to common stock owned now or later acquired by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “PRTH.”

Indemnification and Contribution

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we and the selling stockholders are unable to provide this indemnification, we and the selling stockholders will contribute to the payments the underwriters and their affiliates, selling agents, and controlling persons may be required to make in respect of those liabilities.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering and in accordance with Regulation M under the Exchange Act, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales; and

•	purchase to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ purchase option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their purchase option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the purchase option described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As an additional means of facilitating our public offering, the underwriters may bid for, and purchase, shares of our common stock in the open market. The underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing shares of our common stock in this offering, if the syndicate repurchases previously distributed shares of our common stock to cover syndicate short positions or to stabilize the price of our common stock.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us, and should not be relied upon by investors.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation, and brokerage activities. From time to time, the underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals, and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees, and expense reimbursement. For example, on May 16, 2024, we entered into a credit agreement providing for (1) a senior secured first lien term loan facility in an aggregate principal amount of $835.0 million and (2) a senior secured revolving credit facility in an aggregate amount equal to $70.0 million, and TD Securities (USA) LLC serves as joint lead arranger and joint bookrunner in connection with such facilities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area, or Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer;

•	to investors who acquire shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity, to which this prospectus supplement relates, is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

Certain legal matters relating to this offering, including the validity of the common stock offered by this prospectus supplement, will be passed upon for us by Troutman Pepper Locke LLP, Atlanta, Georgia. The underwriters are being represented in connection with this offering by Freshfields US LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the common stock covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement forms part of the registration statement filed by the Company with the SEC under the Securities Act. Whenever a reference is made in this prospectus supplement to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference therein through the SEC’s website listed below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement of which this prospectus supplement is a part and the exhibits and schedules thereto, are available via the SEC’s EDGAR database.

We also maintain a website at www.prioritycommerce.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 12, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 9, 2024, August 8, 2024 and November 7, 2024, respectively;

•	our definitive Proxy Statement on Schedule 14A, filed on April 9, 2024;

•	our Current Reports on Form 8-K, filed on February 23, 2024, May 21, 2024, May 22, 2024, and November 21, 2024; and

•	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023 including any amendment or report filed for the purpose of updating such description.

In addition, we will incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) or other applicable SEC rules.

You may without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, obtain a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address and phone number:

Priority Technology Holdings, Inc.

Attn: Investor Relations

2001 Westside Parkway

Alpharetta, GA 30004

(773) 497-7575

You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

Priority Technology Holdings, Inc.

$100,000,000 of Common Stock

and

Up to 13,418,109 Shares of Common Stock from Selling Stockholders

We or the selling stockholders identified herein may offer to sell shares of our common stock, par value $0.001 per share, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering as described under “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these securities. Each time that we or the selling stockholders offer any securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the securities being offered, including identifying the selling stockholders as well as the specific amounts, prices and terms of the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We and the selling stockholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling stockholders.

Our common stock is listed and traded on the NASDAQ Capital Market under the symbol “PRTH.” On November 26, 2024, the last reported sales price for our common stock was $10.02 per share.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page 6 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2024.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to $100,000,000 in the aggregate of our common stock in one or more offerings. In addition, one or more selling stockholder may, from time to time, offer and sell up to 13,418,109 in the aggregate of shares of our common stock. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Any prospectus supplement and any free writing prospectus may contain more specific information about the offering, including the specific amounts, prices and terms of the securities being offered. A prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

The rules of the Securities and Exchange Commission (the “SEC”) allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “Priority,” “we,” “our,” “us” or like terms refer to Priority Technology Holdings, Inc. and its subsidiaries and predecessors.

Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus, you must not rely on that information. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any trademarks, service marks and trade names of third parties appearing in this prospectus or incorporated by reference herein are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	negative economic and political conditions that adversely affect the general economy, consumer confidence and consumer and commercial spending habits, which may, among other things, negatively impact our business, financial condition and results of operations;

•	competition in the payment processing industry;

•	the use of distribution partners;

•	any unauthorized disclosures of merchant or cardholder data, whether through breach of our computer systems, computer viruses or otherwise;

•	any breakdowns in our processing systems;

•	government regulation, including regulation of consumer information;

•	the use of third-party vendors;

•	any changes in card association and debit network fees or products;

•	any failure to comply with the rules established by payment networks or standards established by third-party processors;

•	any proposed acquisitions or dispositions or any risks associated with completed acquisitions or dispositions; and

•	other risks and uncertainties set forth in the “Item 1A - Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY

Priority is a solutions provider in electronic payments and Banking as a Service (“BaaS”) industry, operating at scale with over 1.1 million active customers across its small and medium business (“SMB”) merchant, business-to-business (“B2B”) and enterprise customers channels. Priority processes approximately $127 billion in annual volume and provides administration for over $1.1 billion in deposits. Priority’s purpose-built technology enables clients to collect, store, lend and send money while providing accounts payable (“AP”) payment applications and Priority Passport (“Passport”) financial tools that best optimize their cash flow and maximize working capital bolstered by our industry leading personalized support.

Priority was established in 2005 and has grown from a founder-financed technology startup to become the 6th largest non-bank merchant acquirer in the U.S. by volume, according to the Nilson Report issued in March 2024. Since inception, we have built a native technology platform that provides all forms of payments (card acquiring and issuing, automated clearing house (“ACH”), check and wire) and embedded finance services that serve customers of any size. Priority maintains a global business platform with over 1,000 employees operating from its headquarters in Alpharetta, GA and regional offices in other locations, including New York, NY; Hicksville, NY; Chattanooga, TN; Raleigh, NC; Dallas, TX; San Francisco, CA; and Chandigarh, India.

Priority delivers value to its partners by leveraging its payments and embedded finance technology to deliver solutions that power modern commerce for SMBs and enterprise software and business partners. We handle the complexities of payments and embedded finance to free our partners to focus on their core business objectives. Priority’s solutions are offered via Application Program Interface (“API”) or proprietary applications with nationwide money transmission licenses, providing end-to-end operational support including automated risk management and underwriting, full compliance and industry leading customer service.

Our growth has been underpinned by three key strengths: 1) market leading proprietary product platforms in SMB, B2B and Enterprise Payments verticals; 2) focused distribution engines dedicated to helping our partners monetize their merchant payment networks; and 3) a cost-efficient, agile payment and business processing infrastructure, purpose-built to support our partners in operating in these distinct market verticals.

Priority’s solutions are delivered via internally developed payment applications and services to customers in the following business segments:

•	SMB Acquiring Solutions: Provides full-service acquiring and payment-enabled solutions for B2C transactions, leveraging Priority’s proprietary software platform, distributed through ISO, direct sales and vertically focused Independent Software Vendors (“ISV”) channels.

•	B2B Payables: Provides market-leading AP automation solutions to corporations, software partners and industry leading financial institutions (including Citibank and Mastercard).

•	Enterprise Payments and BaaS: Provides embedded finance and BaaS solutions to customers to modernize legacy platforms and accelerate software partners’ strategies to monetize payments.

The MX product suite provides technology-enabled payment acceptance and business management capabilities to merchants, enterprises and our distribution partners. The MX product suite includes MX Connect and MX Merchant products, which together provide resellers and merchant clients a flexible and customizable set of business applications that help better manage critical business work functions and revenue performance using core payment processing as our leverage point. MX Connect provides our SMB payments reselling partners with automated tools that support low friction merchant on-boarding, underwriting and risk management, client service, and commission processing through a single mobile-enabled, web-based interface. The result is a smooth merchant activation onto our flagship consumer payments offering, MX Merchant, which provides core processing and business solutions to SMB clients. In addition to payment processing, the MX Merchant product suite encompasses a variety of proprietary and third-party product applications that merchants can adopt such as MX Insights, MX Storefront, MX Retail, MX Invoice, MX B2B and ACH.com, among others. This comprehensive suite of solutions enables merchants to 1) identify key consumer trends in their businesses; 2) quickly implement e-commerce or retail POS solutions; and 3) handle ACH payments. By empowering resellers to adopt a consultative selling approach and embedding our technology into the critical day-to-day workflows and operations of both merchants and resellers, we believe that we have established and maintained “sticky” relationships. We believe that our strong retention, coupled with consistent merchant onboarding, have resulted in strong processing volume and revenue growth.

In addition to our SMB offering, we have diversified our source of revenues through our growing presence in the B2B market. We provide automated AP offerings to our enterprise clients and financial institutions through our CPX platform. Our CPX platform offers clients a seamless bridge for buyer-to-supplier (payor-to-provider) payments by integrating directly to a buyer’s payment instruction file and parsing it for payment to suppliers via virtual card, purchase card, ACH +, dynamic discounting or check. Successful implementation of our AP automation solutions provides: 1) suppliers with the benefits of cash acceleration; 2) buyers with valuable rebate/discount revenue: and 3) the Company with stable sources of payment processing and other revenue. Additionally, we provide a suite of integrated AP automation solutions businesses to financial institutions and card networks such as Citibank, Mastercard and Visa, among others. Alongside CPX as part of the AP suite, Priority acquired the assets of Plastiq Inc. through its subsidiary Plastiq, Powered by Priority, LLC, a leading B2B payments company, in the third fiscal quarter of 2023, and has helped tens of thousands of businesses improve cash flow with instant access to working capital, while automating and enabling control over all aspects of accounts payable and receivable. The flagship product, Plastiq Pay, pioneered a way for businesses to pay suppliers by credit card regardless of acceptance as an alternative to expensive, scarce bank loan options. Plastiq Accept offers an alternative to expensive merchant services, enabling businesses to accept credit cards with no merchant fees and get paid across any customer touch point, including a website, invoice, checkout process, and in person via QR code. The Plastiq Connect API suite enables platforms, marketplaces, and enterprise resource planning, to expand B2B payment options for payables and receivables in their native customer experience while outsourcing payment execution, risk, and compliance.

Our Enterprise Payments segment provides embedded finance and BaaS solutions to customers that modernize legacy platforms and accelerate modern software partners looking to monetize payment components. We provide solutions for ISVs, third-party integrators, and merchants that allow for the leveraging of our core payments engine, our automated payables platform or our account ledgering capabilities all via API resources.

We generate revenue primarily from payment processing transactions, and to a lesser extent, from monthly subscription services and other solutions provided to customers and interest income from the permissible investments of the deposits we hold. Payment processing fees are generated from the ongoing sales of our merchants and are governed by multi-year merchant contracts. As a result, payment processing fees are highly recurring in nature.

Priority Technology Holdings, Inc. is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2001 Westside Parkway, Suite 155, Alpharetta, GA 30004. Our telephone number is (800) 935-5961 and our internet address is www.prioritycommerce.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus and should not be relied upon by prospective investors in connection with any decision to purchase our common stock.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus, together with all of the other information included in this prospectus, any prospectus supplement or free writing prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from sales of our securities by selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information as of November 26, 2024, with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Selling stockholders as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership or other distribution or other transfer, Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part, as may be appropriate.

	Shares of Common Stock Beneficially Owned		Shares of	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Common Stock Outstanding	Common Stock that May be Offered for Resale	Number of Shares	Percentage of Common Stock Outstanding
Trident Finxera Holdings LP(2)	5,037,723	6.5%	5,037,723	0	0%
John Priore(3)	8,752,711	11.3%	4,697,431	4,055,280	5.3%
Ares Management Corporation(4)	0	0%	1,803,841	0	0%
Thomas C. Priore(5)	46,819,486	60.7%	1,000,000	45,819,486	59.4%
Sanj Goyle(6)	404,114	*	404,114	0	0%
Sean Kiewiet(7)	1,009,675	1.3%	200,000	809,675	1.1%
Ranjana Ram(8)	661,669	*	150,000	511,669	*
William Gahan	396,612	*	125,000	271,612	*

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Suite 155, Alpharetta, GA 30004.
(2)	Trident Finxera Holdings LP, a Delaware limited partnership, is owned by certain funds managed by Stone Point Capital LLC. The address for Stone Point Capital LLC is 20 Horseneck Lane, Greenwich, CT 06830.
(3)	Currently serves as a director. Includes 4,697,431 common stock held by AESV Credit Card Consulting, LLC.
(4)	Includes 1,803,841 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The address for Ares Management Corporation is 1800 Avenue of the Stars Suite 1400, Los Angeles, CA 90067.
(5)	Currently serves as President, Chief Executive Officer, and Chairman.
(6)	Includes 404,114 common stock held in Goyle Nanda 2018 Irrevocable Trust.
(7)	Currently serves as Chief Strategy Officer.
(8)	Currently serves as Chief Operating Officer.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the most important terms of our common stock and preferred stock and related provisions of the certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our common stock and our preferred stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001, and 100,000,000 shares of preferred stock, par value $0.001. As of November 26, 2024, 77,197,935 shares of common stock were outstanding, held by 66 stockholders of record and no shares of preferred stock were outstanding.

Common Stock

Voting Rights

Each holder of record of common stock, as such, shall have one vote for each share of common stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”).

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends, dividends may be declared and paid ratably on the common stock out of the assets of the Company which are legally available for this purpose at such times and in such amounts as the board of directors in its discretion shall determine.

Liquidation Rights

Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Fully Paid and Nonassessable

All of our shares of our common stock issued are duly authorized, validly issued, fully paid and nonassessable.

Securities Purchase Agreement

On April 27, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with credit funds managed by certain affiliates of Ares Management Corporation for the private placement of (i) up to $250,000,000 in aggregate of a senior preferred stock, par value $0.001 per share, (all of which senior preferred stock issued has since been redeemed) and (ii) warrants to purchase up to 1,803,841 shares of common stock.

Registration Rights

We entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated April 27, 2021, executed in conjunction with the Purchase Agreement, pursuant to which we agreed to provide certain rights related to the registration of common stock issued or issuable upon exercise of the warrants. The Registration Rights Agreement allows the investors to include their registerable securities in any registered offering of common stock covered by a non-shelf registration statement, except for a sale of common stock by the investors or their affiliates to one or more purchasers in a registered transaction by means of (i) a bought deal, (ii) a block trade, (iii) a direct sale or (iv) an overnight deal.

Under the Registration Rights Agreement, investors also have the right to demand and be included in a shelf registration, enabling them to request that we file a shelf registration statement with respect to their registrable securities, subject to S-3 eligibility requirements. Certain investors can demand non-underwritten “takedowns” of registrable securities off an effective shelf registration statement. All investors can exercise piggyback rights for underwritten shelf takedowns. We are required to file a post-effective amendment to an existing shelf to register up to the number of registrable securities previously taken down and not yet reloaded onto the shelf upon written request. However, these rights are subject to limitations, such as lock-up arrangements, and investors do not have piggyback rights for primary offerings by us covered by Form S-8, non-cash offerings, or offerings of securities other than common stock or registrable securities. We can also postpone or suspend the effectiveness of a registration statement for a “blackout period.” Investors must notify us in writing to demand a registration statement and indicate the number of registrable securities and the proposed plan of distribution. We must also keep investors informed of any registration of common stock with piggyback opportunities.

Warrants

Pursuant to the Purchase Agreement, we issued warrants to purchase up to 1,803,841 shares of common stock, subject to adjustments as set forth in such warrants, at an exercise price per share of $0.001. The warrants will expire on April 27, 2031, or earlier upon redemption or liquidation. The warrants are exercisable in whole at any time or in part from time to time by surrendering a warrant certificate on any business day to us at our principal office and upon payment to us of the exercise price for the warrant shares being purchased. All warrant shares will, upon issuance, be original issue shares, and not treasury stock, fully paid and nonassessable and free from all taxes, claims, liens, charges and other encumbrances with respect to the issuance of warrant shares other than as may be imposed by federal or state securities laws. Warrant holders are entitled to all the benefits, as well as subject to all obligations, of the Registration Rights Agreement.

Other Matters

Holders of our common stock have no preemptive, subscription, redemption or conversion rights and there is no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at any such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such time, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Company at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Our authorized preferred stock consists of 250,000 shares of redeemable senior preferred stock, par value $0.0001 per share. Issuance of preferred stock in the future could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. The terms of any preferred stock we may offer will be described in the applicable prospectus supplement.

Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law

We are not subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The board of directors has elected to opt out of Section 203, but the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third-party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders.

Our Second Amended and Restated Certificate of Incorporation contains provisions that have the same effect as Section 203, except that they provide that Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC (collectively, the “Sellers”) and certain of their respective affiliates and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the Sellers and certain of their respective affiliates and transferees from the definition of “interested stockholder,” because these parties currently hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Sellers and certain of their respective affiliates and transferees.

Limitation on Directors’ Liability and Indemnification of Directors, Officers and Employees

Our Second Amended and Restated Certificate of Incorporation and amended and restated bylaws will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Our Second Amended and Restated Certificate of Incorporation permits us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of our Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

The limitation of liability, advancement and indemnification provisions in the Second Amended and Restated Certificate of Incorporation and bylaws may discourage stockholders from bringing lawsuits against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Choice of Forum

Our Second Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Listing

Our common stock is listed on NASDAQ Capital Market under the symbol “PRTH.”

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Equiniti Trust Company, LLC, 48 Wall Street, Floor 23 New York, NY 10005.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in the prospectus from time to time in any one or more of the following methods when disposing of securities or interests there:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers;

•	through a combination of any of the forgoing methods of sale; and/or

•	through any other methods described in a prospectus supplement.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, regardless of whether the shares are covered by this prospectus. The selling stockholders may also sell shares through trading plans entered into by the selling stockholders, including any trading plans pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We or one or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf. Any such underwriters will be named in a prospectus supplement.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in an applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement of which this prospectus is a part and the exhibits and schedules thereto, via the SEC’s EDGAR database.

We also maintain a website at www.prioritycommerce.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 12, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 9, 2024, August 8, 2024 and November 7, 2024, respectively;

•	our definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 9, 2024;

•	our Current Reports on Form 8-K, filed on February 23, 2024, May 21, 2024, May 22, 2024, and November 21, 2024; and

•	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023 including any amendment or report filed for the purpose of updating such description.

In addition, we will incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, after the date of this prospectus and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) or other applicable SEC rules.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address and phone number:

Priority Technology Holdings, Inc.

Attn: Investor Relations

2001 Westside Parkway

Alpharetta, GA 30004

(773) 497-7575

You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Priority Technology Holdings, Inc.

Shares of Common Stock from Selling Stockholders

PRELIMINARY PROSPECTUS SUPPLEMENT

Lead Book-Running Managers

Keefe, Bruyette & Woods A Stifel Company	TD Cowen

Book-Running Manager
B. Riley Securities

Co-Managers
A.G.P.		Lake Street

, 2025